AMERICAN INDEPENDENCE FUNDS TRUST

1345 Avenue of the Americas, 2nd Floor

New York, NY 10105

(212) 488-1331

September 8, 2016	VIA ELECTRONIC DELIVERY

Securities and Exchange Commission

100 F Street, NE
Washington, DC 20549

Attention: Filings – Form 40-17G

RE:	Rule 17g-1 Filing for Registered Investment Companies The American Independence Funds Trust (the “Registrant” or “Trust”)
SEC File Numbers: 811-21757; 333-124214

Ladies and Gentlemen:

Pursuant to Rule 17g-1(g)(1) under the Investment Company Act of 1940, as amended (the “1940 Act”), the following documents are hereby submitted for filing with the Securities and Exchange Commission:

(1) a copy of the joint fidelity bond executed on behalf of the American Independence Funds Trust;

(2) the certificate of the Secretary of the Trust in which he attests to the authenticity and accuracy of a resolution unanimously adopted by the members of the Board of Trustees of the Trust (including those who are not “interested persons” of the Trust as defined in the Investment Company Act of 1940 (“1940 Act”)) which authorizes the purchase of the bond in a form and in an amount which is consistent with Rule 17g-1 under the 1940 Act; and

(3) a copy of the agreement between the Trust and all of the other named insureds.

The bond premium of $7,749 was paid on August 24, 2016 for the period August 12, 2016 to August 12, 2017 and is written for a $1,500,000 limit of liability. Had the Trust not been named as an insured under a joint insured bond, the Trust would have provided and maintained a single insured bond for $900,000. Other joint insureds under the fidelity bond would have been required to maintain coverage of $350,000/$900,00 under a single insured bond.

                                                                                                Very truly yours,

                                                                                                /s/ John J. Pileggi

                                                                                                John J. Pileggi

                                                                                                President

American Independence Funds Trust

Enclosure